UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2016

QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 3, 2016, David P. Sweitzer was appointed Executive Vice President and Chief Operating Officer.

Mr. Sweitzer, age 53, served as Chief Sales Officer, Executive Vice President, and Senior Vice President of Sales of SMS Assist, L.L.C., a multisite property management technology company, from March 2013 to September 2016.  Mr. Sweitzer served in various roles with Oakleaf Waste Management, a provider of waste outsourcing that was acquired by Waste Management, including Director of Business Development from July 2011 to March 2013, Client Solutions Vice President from February 2009 to July 2011, and Vice President of Industrial Programs and Account Management from July 2003 to January 2010.  From April 1992 to June 2003, Mr. Sweitzer served as Market Manager/Specialist of Integrated Process Technologies, L.L.C., a facility maintenance service company.

In connection with the appointment of Mr. Sweitzer as our Executive Vice President and Chief Operating Officer, Mr. Sweitzer will receive an annual base salary of $250,000 and will be eligible for an annual bonus of 60% of his base salary, which will be prorated for fiscal 2016.   In addition, Mr. Sweitzer will be granted employment inducement options to purchase 62,500 shares of our common stock, which will vest annually over a period of five years.  The options will have an exercise price equal to the closing price of our common stock on October 3, 2016.  For each of fiscal years 2017, 2018, and 2019, Mr. Sweitzer will receive a grant of options to purchase 10,500 shares of our common stock, which will vest yearly over a period of five years from the date of grant and have an exercise price equal to the closing price of our common stock on the date of grant.  Mr. Sweitzer will also receive a car allowance of $750 per month.  Upon completion of 90 days of employment with our company, we will enter into a severance and change in control agreement with Mr. Sweitzer.

There are no other arrangements or understandings pursuant to which Mr. Sweitzer was appointed Executed Vice President and Chief Operating Officer.  There are no family relationships among any of our directors, executive officers, and Mr. Sweitzer.  There are no related party transactions between us and Mr. Sweitzer reportable under Item 404(a) of Regulation S-K.

Effective October 3, 2016, Timothy A. Semones, our former Chief Operating Officer, will be focusing on special projects and overall strategic initiatives as Senior Vice President of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer